                     Consent Of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.s 33-15471, 33-37781, 33-58947, 33-64828
and 333-04517) of Bindley Western Industries, Inc. of our report dated March 2, 1998 appearing on page F-1 of this Annual Report on Form 10-K.





Price Waterhouse LLP
Indianapolis, Indiana
March 27, 1998